Exhibit 10.33

PURCHASE AGREEMENT BETWEEN

COMSTOCK POTOMAC YARD, L.C. AND

COMSTOCK ASSET MANAGEMENT, L.C.

November 12, 2004

TABLE OF CONTENTS

Paragraph

Article I - Commercial Units, Purchase Price, Payment

1.01	Commercial Units
1.02	Purchase Price
1.03	Payment

Article II - Deposit

2.01	Amount
2.02	Reserved

Article III - Title

3.01	Title

Article IV - Feasibility and Engineering

4.01	Feasibility Study Period
4.02	Seller Documents

Article V - Pre-Conditions of Settlement

5.01	Pre-Conditions

Article VI - Closing and Possession

6.01	Preclosing Inspection
6.02	Conveyance
6.03	Deed of Conveyance
6.04	Taxes and Assessments
6.05	Future Encumbrances
6.06	FIRPTA
6.07	Performance
6.08	Temporary Use and Occupancy

i

Paragraph

Article VII - Declaration of Condominium

7.01	Declaration of Condominium

Article VIII - Purchaser’s Improvements

8.01	Improvements
8.02	Maintenance of Construction Site
8.03	Purchaser’s Construction Activities
8.04	Compliance with Laws

Article IX - Default

9.01	Purchaser
9.02	Seller

Article X - Agents and Commission

10.01	Liability

Article XI - Condemnation

11.01	Notice and Award

Article XII - Seller’s Representations

12.01	General
12.02	Specific
12.03	Mechanic’s Liens
12.04	Indemnification
12.05	Affidavit
12.06	Survival

Article XIII - Purchaser’s Representations

13.01	General
13.02	Indemnification
13.03	Survival

Article XIV - Miscellaneous

14.01	Notice
14.02	Survival

ii

Paragraph

14.03	Assignment
14.04	Construction of Agreement
14.05	Duration and Acceptance of Offer
14.06	Continuing Rights and Obligations
14.07	Validity
14.08	Litigation
14.09	Effective Date

Exhibit A	Description of the Project
Exhibit B-1	Description of Commercial Unit #1-#5
Exhibit C	Temporary Use and Occupancy Agreement
Exhibit D	Deposit Deed of Trust
Exhibit E	Unit Finishing Specifications

iii

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT, entered into this 12th day of November, 2004 (the “Effective Date”) between COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company, hereinafter known as “Seller”, and COMSTOCK ASSET MANAGEMENT, L.C., a Virginia limited liability company, hereinafter known as “Purchaser”.

WHEREAS, the Seller is the owner of a certain parcel of real property located in Arlington County, Virginia containing 4.8313 acres, more or less, known as Potomac Yard- Landbay “F”, as more particularly identified on Exhibit A attached hereto (the “Project”); and

WHEREAS, the Seller has submitted a Condominium Registration Application (the “Application”) to the Commonwealth of Virginia Real Estate Board (the “Board”) which, upon approval, would allow for the development and sale of the Project as a condominium (“Condominium”) containing both residential units (“Residential Units”) and retail commercial units (“Commercial Units”); and

WHEREAS, the Condominium will be developed in no less than two (2) major phases, one phase being referred to as the “West Tower” which will contain up to two hundred forty four (244) Residential Units and up to two (2) Commercial Units (Commercial Unit #1 and Commercial Unit #2.  The second major phase being referred to as the “East Tower”, will contain up to two hundred twenty eight (228) Residential Units and up to three (3) Commercial Units (Commercial Unit #3, Commercial Unit #4 and Commercial Unit #5).  Commercial Units #1-5 are more particularly identified on Exhibit B hereto; and

WHEREAS, Seller is primarily a residential builder and lacks the personnel to adequately and professionally lease and administer retail space and in consideration of Purchaser providing the Seller with a deposit which may be utilized to satisfy in part Seller’s equity requirements for the Project, Purchaser has been given, after recordation of the appropriate declaration of condominium (“Declaration of Condominium”) forming the Condominium, the right to occupy and lease on a temporary basis the five (5) Commercial Units and thereafter to purchase the five (5) Commercial Units from the Seller upon the terms and conditions as are more specifically hereinafter set forth.

NOW, THEREFORE, WITNESSETH: For and in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby grants to Purchaser the right to purchase and the Purchaser hereby agrees to purchase in fee simple the Commercial Units on the following terms and conditions:

ARTICLE I

COMMERCIAL UNITS, PURCHASE PRICE, PAYMENT

1.01                           Commercial Units.     Purchaser agrees to purchase the Commercial Units and Seller agrees to sell and convey all of Seller’s right, title and interest in and to the Commercial Units together with any and all improvements, appurtenances, rights, privileges and easements benefiting, belonging, or pertaining to the Commercial Units (all of which shall be deemed part of the Commercial Units for the purposes of this Agreement), pursuant to the terms and conditions hereof.

1.02                           Purchase Price.     Subject to all of the terms and conditions of this Agreement, Seller agrees to sell and Purchaser agrees to purchase the Commercial Units for a total price (the “Purchase Price”) of FOURTEEN MILLION FIVE HUNDRED THOUSAND AND NO\100THS DOLLARS ($14,500,000.00).  For tax valuation and assessment purposes only, the Purchase Price has been allocated to each Commercial Unit based on the approximate square footage contained within each Commercial Unit as it relates to the total square footage of all of the Commercial Units.  The allocable Purchase Price for the Commercial Units are as follows:

Commercial Unit #1	41,000 square feet	$9,034,500.00
Commercial Unit #2	11,427 square feet	$2,518,000.00
Commercial Unit #3	10,197 square feet	$2,247,500.00
Commercial Unit #4	1,370 square feet	$301,500.00
Commercial Unit #5	1,809 square feet	$398,500.00
Total	65,803 square feet	$14,500,000.00

The parties hereto agree and acknowledge the square footages of the Commercial Units may increase or decrease when constructed and the Purchase Price shall not increase or decrease based on such fluctuations unless specifically agreed to by the parties in writing.

1.03                           Payment.     The applicable portion of the Purchase Price shall be paid by Purchaser in cash, certified check, bank cashier’s check or by wire transfer of funds at settlement and closing on each Commercial Unit.

ARTICLE II

DEPOSIT

2.01                           Amount.

a.                                       On or before the later of (i) the expiration of the Feasibility Study Period (as hereinafter defined); or (ii) concurrent with the release of the existing deed of trust recorded as a second lien against the Project and securing a loan to the Seller from Comstock Capital Partners, L.C. (the “Junior Loan”); the Purchaser shall deliver to Premier Title, Inc. (the “Escrow Agent”), cash in the sum of EIGHT MILLION AND NO/100THS DOLLARS ($8,000,000.00), hereinafter referred to as the “Deposit”.  The Deposit shall be released by the Escrow Agent to the Seller upon the Seller’s execution and recordation a temporary deed of trust encumbering the Project in favor of Purchaser, the form of which is attached hereto as Exhibit        (the “Deposit Deed of Trust”), which Deposit Deed of Trust shall secure the return of the Deposit to Purchaser in the event of any occurrence which gives rise to Purchaser’s right to a refund of the Deposit pursuant to the terms of this Agreement pending the Seller’s closing of a permanent acquisition and construction loan for the Project (the Project Loan”).  Purchaser agrees the lien of such Deposit Deed of Trust is fully subordinate to any existing liens on the Project and concurrent with the closing of the Project Loan, Purchaser shall deliver to Escrow Agent in escrow, a release of the Deposit Deed of Trust.

b.                                      Should the Purchaser fail to timely deliver the Deposit to the Seller, the Seller shall have the right, upon written notice to the Purchaser, to terminate this Agreement whereupon the parties shall have no further obligation one to the other hereunder, except for Purchaser’s indemnification obligations pursuant to Paragraph 4.01 hereof.

2.02.                        Release.     The Deposit, unless previously returned to the Purchaser or released to the Seller pursuant to the default terms of this Agreement, shall be credited to the Purchase Price at settlement and closing.

ARTICLE III

TITLE

3.01                           Title.     The Seller covenants that it is, or will be, the fee simple owner of the Commercial Units, subject to all instruments forming the chain of title to the Commercial Units, that it has full legal, beneficial, and equitable ownership of the Commercial Units and that it has the right and power to convey the Commercial Units.  The Commercial Units are to be sold and conveyed free of liens, and title is to be good of record, merchantable and insurable.  Title shall be fully insurable under a full coverage owner’s title policy issued by a recognized title insurance company of Purchaser’s choice, at standard rates and without requirement or exception subject, however, to the Declaration of Condominium, to all standard pre-printed exceptions and to any easements, covenants, rights-of-way or declaration of covenants of record.  On or before sixty (60) days after the Effective Date, Purchaser will cause an examination of title to the Commercial Units to be made (the “Title Examination”).  Purchaser shall advise Seller in writing on or before such sixty (60) day period (hereinafter referred to as the “Title Notice”) of any item other than the Permitted Exceptions that, in Purchaser’s sole discretion, will impede, hinder use of, or unreasonably interfere with Purchaser’s intended buildout and use of the Commercial Units (hereinafter referred to as “Objections”).  Any item contained in the Title Examination not set forth on the Title Notice shall be considered a Permitted Exception.  If any such Objection shall be of such a nature that it can be corrected by proper and efficient action, including legal action, by Seller, then Seller, at Seller’s sole option, may take appropriate action, legal or otherwise, to promptly cure said defect.  Seller shall advise Purchaser in writing within five (5) business days of receipt of the Title Notice of any Objections which Seller determines it will be unwilling and/or unable to so cure at or prior to the initial settlement and closing; and it shall be a condition precedent to such closing that all Objections that Seller is obligated to cure shall be cured by Seller at or prior to such closing.  In the event Seller advises Purchaser of its unwillingness and/or inability to so cure one or more Objections, Purchaser may, at its option, within five (5) days from receipt of Seller’s response, elect to either (i) waive such Objections and proceed with this Agreement; or (ii) terminate this Agreement.

Notwithstanding anything to the contrary above, any deeds of trust, judgments, unpaid state or federal taxes, inheritances taxes, unpaid real estate taxes, or any other liens against the Commercial Units that can be cured by the payment of money shall be first paid and released of record by the settlement agent or attorney at settlement (if not sooner paid and released of record by Seller), utilizing the proceeds paid by Purchaser at settlement.

The state of title at date of each settlement and closing shall be the same as is disclosed by the Title Examination, except for recordation of the Declaration of Condominium and those other matters which are approved by Purchaser, or Seller shall be in default and Purchaser may exercise its remedies pursuant to this paragraph or Paragraph 9.02 hereof.

ARTICLE IV

FEASIBILITY AND ENGINEERING

4.01.                        Feasibility Study Period.     Purchaser and its agents, representatives employees and consultants have had the right, during normal business hours to enter upon the Project for the purpose of performing environmental and engineering surveys and to make feasibility, zoning, marketing and economic tests and studies of the Commercial Units in order to determine whether the Commercial Units to be constructed at the Project are suitable for Purchaser’s needs and Purchaser has largely satisfied its due diligence inquiry.

As such, in the event the final results of the aforesaid architectural, engineering, zoning, feasibility, marketing and other tests and studies performed by or on behalf of Purchaser are not, in Purchaser’s sole, exclusive, and nonereviewable discretion, satisfactory to Purchaser, Purchaser may at any time prior to Project Loan Closing (the “Feasibility Study Period”) upon written notice to Seller, terminate this Agreement, after which event neither party shall have any further liability to the other hereunder except as required by this Paragraph.

In the event Purchaser, its agents, representatives, employees or consultants, enter upon the Project for the purpose contained herein, Purchaser agrees to promptly pay for all expenses thereof and further agrees to indemnify Seller from and against any and all loss, damage or claim resulting from the negligence or willful acts of this Purchaser, its agents, representatives, employees or consultants.

4.02                           Seller Documents.     In addition to any other documents Seller is obligated to deliver to Purchaser under this Agreement, Seller shall, upon written request by Purchaser, deliver to Purchaser without cost to Purchaser, within seven (7) days after the written request, copies of any of the following which are in Seller’s possession or control (collectively, “Documents”):  (a)  title report for the Project; (b) the architectural and engineering plans (“Plans”) for the construction of the Commercial Units as cold dark shells (as hereinafter defined); (c)  level one environmental assessment for the Project; (d) the Declaration of Condominium, and (e) a complete copy of the $100 million dollar environmental coverage policy of insurance issued by the Chubb Group of insurance companies and under which Seller has been identified as a named insurance through an appropriate endorsement or rider and Purchaser shall be added to that policy as a named insured.  Should the Seller fail to timely deliver the Documents to the Purchaser, the Feasibility Study Period shall be extended day for day until such time as all of the Documents have been delivered to the Purchaser.

ARTICLE V

PRE-CONDITIONS OF SETTLEMENT

5.01                           Pre-Conditions.     Should all settlements not be completed on or before three years from the date of Project Loan Closing, as a result of any of the following pre-conditions of settlement (“Preconditions”) not being satisfied, Purchaser, at its sole discretion, may by written notice to Seller (i) terminate this Agreement; or (ii) waive such pre-condition and proceed to settlement on the remaining Commercial Units. Should this Agreement be terminated pursuant to this paragraph, the Purchaser shall return any portion of the Deposit not credited against previous settlements to the Purchaser and thereafter the parties shall have no further obligation pursuant to this Agreement, except for the indemnification obligations set forth in Paragraph 4.01 and as otherwise provided in Paragraph 14.06.  The Pre-Conditions are as follows:

a.                                       The Application shall have been approved by the Board and the Declaration of Condominium shall have been recorded among the land records of Arlington County, Virginia creating the Commercial Units as separate and individual units within the Project.  In connection with this requirement, Seller is entitled to an shall receive a legally and fully approved condominium unit under Virginia law.

b.                                      Construction of the Commercial Unit then to be settled upon shall be completed so that such Commercial Unit shall be considered a warm vanilla shell.  For the purpose of this Agreement, a “warm vanilla shell” shall be defined as the full and complete completion of the Commercial Unit pursuant to the Plans and in accordance with Exhibit E attached hereto.  Provided however, Purchaser and its brokers shall have utilized all commercially reasonable efforts available to negotiate leases with prospective tenants in such a manner as to reduce the amount of construction required to meet these requirements with all cost savings realized to be credited against Seller’s obligations pursuant hereto.

c.                                       No governmental action or inaction (such as but not limited to the imposition of a sewer moratorium) shall have been taken, or shall have been publicly announced to be taken, by any applicable governmental authority, which would increase the cost of, or materially increase the processing time for obtaining all necessary permits or utilities required for the construction, occupancy use of each Commercial Unit as a retail establishment or would materially increase the cost of or materially delay the buildout of the Commercial Units.

d.                                      Title to the Commercial Units is as required by Paragraph 3.01 hereof.

e.                                       The representations, warranties and covenants of Seller contained within this Agreement are true and correct.

ARTICLE VI

CLOSING AND POSSESSION

6.01                           Preclosing Inspection.  Within five (5) days after the request of either party to do so or immediately prior to each settlement, whichever is sooner, Purchaser shall accompany Seller on an inspection of the Commercial Units which are ready for settlement.  Upon completion of each such inspection, an Inspection Report shall be completed jointly by Purchaser and Seller, indicating thereon any noncompliance with the provisions of this Agreement and/or noting any incomplete or defective work performed or to be performed by Seller.  Failure for the non-requesting party to participate in such inspections will be considered an acceptance of the Inspection Report as prepared by the requesting party.  Any defective or uncompleted work shall be corrected or completed by Seller within sixty (60) days of said inspection.  Unless Seller has begun and is progressing with all reasonable diligence toward completion at the end of said sixty (60) day period, Purchaser may perform the work and Seller shall compensate Purchaser (in cash or by credit on future settlements) for its actual costs to complete or correct plus ten percent (10%) for overhead and profit.  Upon acceptance of any work by Purchaser, as indicated by the Inspection Report, Seller will be deemed for all purposes of this Agreement to have completed such work.

6.02                           Conveyance.     Settlement and closing hereunder on each Commercial Unit shall be held and conducted on or before the later of (i) fifteen (15) days after satisfaction of the Pre-Conditions (see Paragraph 5.01) for such Commercial Unit, or (ii) thirty-six months from the effective date of this Agreement or (iii) at such earlier time as Purchaser may designate upon fifteen (15) days prior notice.  Settlement and closing shall be held at the offices of Premier Title, Inc., or by such other agent or attorney designated by Purchaser and reasonably satisfactory to Seller.  Purchaser shall provide written notice to Seller of the exact time, date and place of settlement at least five (5) days prior thereto.  In the absence of such notice of settlement, it shall be presumed that settlement shall take place at 10:00 a.m. on the latest date for such settlement and closing pursuant to the terms hereof.

6.03                           Deed of Conveyance.     At each settlement, Seller shall execute and deliver into settlement a Special Warranty Deed in proper form for recording among the land records of Arlington County, Virginia.  Seller’s attorney’s fees, costs pertaining to payoff and release of existing trusts and liens, and the state Grantor’s Tax, shall be paid by the Seller.  Purchaser shall pay all expenses of examination of title, all other applicable state, county or city (if any) transfer and recordation taxes and stamps or similar transfer tax imposed by any governmental authority, all other fees, charges and expenses of the settlement agent or attorney, title insurance premiums, if any, and all other recording fees and closing expenses.

6.04                           Taxes and Assessments.     Seller shall pay or credit against the Purchase Price (a) all delinquent real estate taxes or similar charges (the “Real Estate Taxes”), together with penalties and interest thereon, (b) all assessments which are a lien against the Commercial Units then to be closed upon as of the date of closing, both current and reassessed, which are due and payable on or before closing, (c) all use recoupment taxes (agricultural or otherwise) for years through the year of closing, if any, and (d) all real estate taxes for years prior to the closing.  The proration of undetermined taxes shall be based on a 365-day year and on the last available tax rate and valuations, giving effect to applicable exemptions, recently voted millage, change in tax rate or valuation, etc., whether or not officially certified.  It is the intention of the parties in making this tax proration for Purchaser to pay to Seller at closing the amount which Seller remitted, or will be required to remit, to the appropriate collector of taxes for the period of time after the closing date hereof.  Should the Commercial Units be taxed as part of a larger parcel, the proration shall be based on the acreage of each Commercial Units versus the acreage of the larger parcel.  Upon making the proration provided for herein, Seller and Purchaser agree that the amount so computed shall be subject to later adjustment should the amount credited at closing be incorrect based upon actual tax bills received by Purchaser after closing.  Seller hereby represents and warrants to Purchaser that (i) all assessments now a lien are shown on the public records of the collector of real property taxes, (ii) no improvements have been installed by public authority or Seller, the costs of which are to be assessed against the Commercial Units in the future, and (iii) Seller has not been notified orally or in writing of possible future improvements by public authority, any part of the cost of which would or might be assessed against the Commercial Units.

Recognizing that there will be a period of time during which Purchaser shall be and is authorized to use, occupy and lease to others all or parts of the Commercial Units, it is agreed that during any such period of authorized use, the Purchaser shall pay or reimburse Seller for any real estate taxes applicable to the Commercial Units which are in use or have been occupied by Purchaser or its authorized assigns.

6.05                           Future Encumbrances.     Seller agrees that from the date of execution hereof by Seller, Seller may not further encumber the Commercial Units, except for the recordation of the Declaration of Condominium, without the written consent of the Purchaser, which consent will not be unreasonably withheld.

6.06                           FIRPTA.     Seller hereby represents and warrants to Purchaser that Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, and Seller further agrees, at closing, if requested, to furnish Purchaser an affidavit to this effect complying with the provisions of Section 1445 of the Internal Revenue Code.

6.07                           Performance.     The delivery to settlement attorney or agent of the cash payment, the executed deed of conveyance, and all other documents and instruments required to be delivered by either party to the other by the terms of this Agreement shall be deemed to be good and sufficient tender of performance of the terms hereof.  Seller shall give possession of each Commercial Unit at the time of payment of Purchase Price and delivery of the appropriate deed of conveyance for such Commercial Unit.

6.08         Temporary Use and Occupancy.     The Seller hereby agrees Purchaser and its tenants, if any, shall be permitted to use and occupy the Commercial Units prior to their legal conveyance to Purchaser in accordance with the terms and provisions of a “AGREEMENT FOR TEMPORARY USE AND OCCUPANCY OF COMMERCIAL UNITS”, the form of which is attached hereto as Exhibit C.

ARTICLE VII

DECLARATION OF CONDOMINIUM

7.01.                        Declaration of Condominium.  Prior to settlement and closing on each Commercial Unit, each Commercial Unit shall be subjected to the Declaration of Condominium, all other related documents and to all of the terms and conditions related thereto (jointly the “Condominium Documents”).  The Purchaser acknowledges that it has been provided with a copy of the Application and that it has fully reviewed the Application and understands the terms and conditions contained therein as they relate to the Commercial Units.  The Commercial Units shall be constructed, occupied, used and/or sold subject to the terms and conditions of the Condominium Documents as they relate to the Commercial Units.

ARTICLE VIII

PURCHASER’S IMPROVEMENTS

8.01.                        Improvements.

a.                                       The design and location of all improvements to be constructed by Purchaser on the exterior of Commercial Units shall be subject to the prior review and approval by the Seller (in addition to and not in lieu of any review and approval required by the Condominium Documents).  Purchaser agrees to adhere to all design standards as may be imposed by the Seller and shall adhere to all revisions thereto that are known to Purchaser submitting an application for building permit for each commercial unit.

b.                                      Applications for approvals under this Paragraph are to be submitted in duplicate.  All approvals or disapprovals shall be in writing and shall not be unreasonably withheld.  The Seller shall approve or disapprove submissions within fifteen (15) calendar days of receipt, subject to reasonable extensions.  If no approval or disapproval is communicated in writing within said fifteen (15) calendar days, requests shall be deemed approved.  Reasons will be stated to Purchaser in writing for any disapprovals.

c.                                       Governmental approval of Purchaser’s construction plans for any

Commercial Unit is not a condition precedent to Purchaser’s obligation to close on such Commercial Unit.

d.                                      Seller agrees that as to all plans for the design and configuration of the Commercial Units it shall not permit the control of any architectural or design review process to be provided to any other party prior to Purchaser being provided the plans and approving the same.

8.02.                        Maintenance of Construction Site.     Purchaser shall maintain its construction site in an orderly fashion, and shall remove all debris and equipment daily.  Purchaser shall keep roads and pedestrian access ways free from storage of equipment, building materials, and dirt both on the Project and on all roads daily.  Parking of vehicles for workmen must be provided off the publicly dedicated rights-of-way.

8.03.                        Purchaser’s Construction Activities.     Purchaser shall complete all improvements in the Commercial Units in a timely and workmanlike manner.

8.04.                        Compliance with Laws.     All improvements constructed by Purchaser in the Commercial Units shall conform to the Condominium Documents and all applicable laws, codes, ordinances, and regulations, and shall also comply with all development conditions applicable to the Project.

ARTICLE IX

DEFAULT

9.01                           Purchaser.

a.                                       In the event Purchaser shall default with respect to its obligations to proceed to full and final settlement on any Commercial Unit, then Seller shall give written notice to Purchaser that said default shall be cured within ninety (90) days of Purchaser’s receipt of such notice.  If Purchaser fails to cure the default within such ninety (90) day cure period, then Seller shall be entitled to terminate this Agreement and to retain, as Seller’s fixed, agreed and liquidated damages, and as Seller’s sole remedy, the Deposit (or the remaining balance thereof) delivered to the Seller by the Purchaser and thereafter the parties shall be relieved of all liability and obligation under this Agreement excluding, however, the indemnification of obligations under Paragraph 4.01, which shall survive termination.  The parties hereto agree that if Purchaser defaults on its obligations as described above the actual damages thereby incurred by Seller would be difficult to measure and the retention of the Deposit by Seller would in such circumstances represent reasonable compensation to Seller on account thereof.

b.                                      In the event Purchaser shall default with respect to any other obligation to be performed in accordance with the terms hereof, and if Seller is ready, willing and able to perform, then Seller shall give written notice to Purchaser that said default shall be cured within thirty (30) days of Purchaser’s receipt of such notice.  If Purchaser fails to cure the default within such thirty (30) day cure period, to Seller’s reasonable satisfaction, then the Seller shall be entitled to act on the benefit of Purchaser, to cure or remedy any breach by Purchaser, and to charge to Purchaser all costs related to such remediation.

9.02                           Seller.

a.                                       In the event Purchaser shall default with respect to its obligations to proceed to full and final settlement on any Commercial Unit, then Seller shall give written notice to Purchaser that said default shall be cured within thirty (30) days of Purchaser’s receipt of such notice.  If Purchaser fails to cure the default within such thirty (30) day cure period, then as Purchaser’s sole option and remedy, Purchaser may seek to enforce the remedy of specific performance.  Notwithstanding the preceding sentence, if an only if the remedy of specific performance is unavailable to the Purchaser as a result of the Purchaser having previously conveyed the Commercial Unit at issue to a third party, then Purchaser may pursue all other remedies available to Purchaser at law or in equity.  At Purchaser’s option, should Purchaser elect to proceed to closing and there remain deficiencies in the Commercial Units which are the result of Seller’s breach, Purchaser shall have the right, but not the option, to initiate reasonable cure and remedy of all such Seller caused breaches and charge Seller or otherwise receive credit for all such cures at closing or by other means.

b.                                      In the event Seller shall default with respect to any other obligation to be performed in accordance with the terms hereof, and if Purchaser is ready, willing and able to perform, then Purchaser shall give written notice to Seller that such default shall be cured within thirty (30) days of Seller’s receipt of such notice.  If Seller fails to cure the default within such thirty (30) day cure period, to Purchaser’s reasonable satisfaction, then, at Purchaser’s sole option, Purchaser may either (i) terminate this Agreement, whereupon the Seller shall return the Deposit (or the then remaining balance thereof) to the Purchaser, after which event neither party shall have any further liability hereunder, or (ii) enforce only the remedy of specific performance.  Notwithstanding the preceding sentence, if and only if the remedy of specific performance is unavailable to the Purchaser as a result of the Purchaser having previously conveyed the Commercial Unit at issue to a third party, then Purchaser may pursue all other remedies available to Purchaser at law or in equity.

ARTICLE X

AGENTS AND COMMISSION

10.01                     Liability.     Seller and Purchaser each warrant to the other that neither has dealt with any agent, broker or finder with respect to the transaction contemplated by this Agreement.  In the event that any other claim for commission or finder’s fee is brought by any person or entity as a consequence of the transaction contemplated hereby, then the party whose acts gave rise to such claim shall hold harmless the other party against any loss, cost or expense of any nature, including, but not limited to, court costs and reasonable attorney’s fees arising as a consequence of the claim for the commission or fee.

ARTICLE XI

CONDEMNATION

11.01                     Notice and Award.     Seller agrees to give Purchaser prompt notice of any actual or threatened taking of all or any portion of the Commercial Units by condemnation or eminent domain prior to the date of closing hereunder.  In the event that prior to closing hereunder there shall occur a taking by condemnation or eminent domain or a proposed conveyance to a condemning authority in lieu of condemnation, of all or any material portion of the Commercial Units, then Purchaser, at its option, may either (i) terminate this Agreement by written notice to Seller whereupon the Seller shall return the Deposit (or the then remaining balance thereof) to Purchaser and the parties shall not be further obligated to each other pursuant to this Agreement, except for the indemnification obligations set forth in Paragraph 4.01 and their obligations pursuant to Paragraph 14.06, or (ii) proceed to closing hereunder, without reduction in the Purchase Price, in which event Seller shall assign to Purchaser at closing all interest of Seller in and to any condemnation proceeds (but not exceeding the amount of the Purchase Price) that may be payable to Seller on account of such condemnation with respect to the Commercial Units; Purchaser shall receive a credit at closing in the amount of any condemnation proceeds paid to Seller with respect to the Commercial Units prior to the date of closing (to the extent that such amount does not exceed the Purchase Price thereof).

ARTICLE XII

SELLER’S REPRESENTATIONS

12.01                     General.     Seller hereby represents, warrants and covenants to Purchaser that Seller is a duly organized and validly existing limited liability company under the laws of the Commonwealth of Virginia, qualified to do business in the Commonwealth of Virginia, and in good standing; that Seller has the power as a limited liability company to execute and perform this Agreement; that all necessary consents and approvals from the Seller have been obtained; and that the person executing this Agreement on behalf of Seller is duly empowered to bind Seller to perform its obligations hereunder.  Copies of any necessary approvals are to be furnished by Seller upon written request by Purchaser.

12.02                     Specific.     In addition to any other warranty made in connection with this Agreement, the Seller warrants and agrees that as of the date of settlement (a) the Seller is the fee simple owner of the Commercial Units, and the Commercial Units are free and clear of all liens and encumbrances except as otherwise provided herein; (b) that to the best of Seller’s knowledge and belief, the Commercial Units do not contain any hazardous substance other than trace amounts usually and customarily created as a result of the construction of improvements similar to the Commercial Units, the Seller has not conducted or authorized the generation, transportation, storage, treatment or disposal at the Project of any hazardous substance other than as is customary resulting from development of improvements similar to the Project or development of surrounding properties; that the Seller has not received any notice of, and has no knowledge that, any government authority or any employee or agent thereof, or any private citizen, has determined, or threatens to determine, or has made any claim in any form, that there is a presence, release, threat of release, placement on or in the Project, or the generation, transportation, storage, treatment or disposal at the Project, of any hazardous substance; nor has any “clean-up” of the Project occurred pursuant to the Environmental Laws (as hereinafter defined) which could give rise to liability on the part of Purchaser to reimburse any governmental authority for the costs of such clean-up or a lien or encumbrance on the Project.  For purposes of this paragraph, “hazardous substance” means any materials in violation of any applicable environmental laws or regulations including, but not limited to, Section 103 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., any “superlien” laws, any “superfund” laws, or similar federal, state or local laws, or any successor statutes thereto (the “Environmental Laws”); (c) no suit, actions, arbitration or legal, administrative or other proceeding is pending or has been threatened against the Commercial Units, or against Seller with respect to the Commercial Units, or any part thereof; (d) no bankruptcy, insolvency, rearrangement, or similar action or proceeding, whether voluntary or involuntary, is pending or threatened against Seller, or any parent, partner or person or entity with a controlling interest of the Seller, and Seller has no intention of filing or commencing any such action or proceeding; (e) that Seller has granted no person any contract right or other legal right to the use of any portion of the Commercial Units or to the furnishing or use of any facility or amenity on or relating solely to the Commercial Units other than as may be set forth in the Condominium Documents; and (f) that the execution of this Agreement will not conflict with or result in a breach of any of the terms or provisions of, constitute a default under, or cause or allow an acceleration of any note, mortgage, deed of trust, loan agreement or other document, instrument or agreement to which Seller is a party or by which the Commercial Units are encumbered or affected.  Notwithstanding the foregoing, Purchaser acknowledges that Seller has disclosed and Purchaser is aware as a matter of public record that the Commercial Units will be located in a Project which will be built upon formerly contaminated industrial property which property has been fully remediated under applicable state and federal environmental laws and certified for use which use expressly includes the uses contemplated by Purchaser and authorized under all applicable environmental and zoning laws.

12.03                     Mechanic’s Liens.     All contractors, subcontractors, laborers, and materialmen who are or did perform work upon or furnish labor or materials at Seller’s request to improve or benefit the Commercial Units prior to settlement have been or will be paid in full by Seller in the ordinary course of business.  Seller will execute at closing the necessary affidavits and other documents reasonably required by Purchaser’s title insurance company to eliminate from its title policy any exception to filed or unfiled mechanic’s liens arising from any act of Seller or its subcontractors.  Should at any time after settlement and closing a notice of intent to file a mechanic’s lien or a mechanic’s lien be filed against the Commercial Units arising from any act of Seller or its contractors, subcontractors, laborers or materialmen, Seller shall, within thirty (30) days of written notification from Purchaser to Seller of the filing of such notice or lien, cause said notice or lien to be withdrawn or released of record, either by payment in full of all sums represented by said lien or by statutory bonding.  Seller shall indemnify and hold Purchaser harmless against all costs and expenses (including reasonable attorney’s fees) incurred by Purchaser for Seller’s failure to do so.

12.04                     Indemnification.     Seller shall, and hereby does indemnify, protect and hold harmless the Purchaser of, and from, any and all liability and all loss, damage and expense including judgments, costs and attorney’s fees by reason of injuries to or death of any person or persons, expressly including therein employees of Seller, its subcontractors, employees and agents, or loss of or damage to their property or that of any person, firm, association or corporation, however the same shall occur or be caused or by reason of claim of any and every character whatsoever in any manner resulting from, arising out of, or connected with any work, or undertaking, or acts or omissions of Seller or its employees and agents, whether such acts or omissions be claimed to be negligent or not, except that this indemnification provision shall not cover the gross negligence or intentional wrong doing of the Purchaser or its subcontractors, employees and agents.

12.05                     Affidavit.     All of the foregoing covenants, warranties and representations will be effective, repeated and true at the time of settlement and closing and Seller will provide an affidavit to that effect.

12.06                     Warranty of Workmanship.     Seller warrants that all conditions and improvements in the Commercial Units, including but not limited to the elements required by Exhibit E, are and shall be complete and Seller warrants all such work for a period of one year from the date the Commercial Unit is made available for use, occupancy or leasing by the Purchaser.

12.07                     Survival.     The warranties set forth above will survive for a period of one (1) year after the conveyance of the last Commercial Unit to the Purchaser and will be for the benefit of the Purchaser and its successors and/or assignees.  In addition to other remedies available to the Purchaser at any time, the Seller will indemnify the Purchaser for, and will save it harmless from, all claims for damages, suits for injunctive relief and other proceedings and attorney’s fees and costs of any kind which may be asserted or incurred at any time hereafter by reason of any allegation or occurrence which (if true) would involve a material breach of any of the warranties provided above.

ARTICLE XIII

PURCHASER’S REPRESENTATIONS

13.01                     General.     Purchaser hereby represents, warrants and covenants to Seller that Purchaser is a duly organized and validly existing limited liability company under the laws of the Commonwealth of Virginia, qualified to do business in the Commonwealth of Virginia, and in good standing; that Purchaser has the power to execute and perform this Agreement; that all necessary consents and approvals from the Purchaser have been obtained; and that person executing this Agreement on behalf of Purchaser is duly empowered to bind Purchaser to perform its obligations hereunder.  Copies of any necessary approvals are to be furnished by Purchaser upon written request by Seller.

13.02                     Indemnification.     Purchaser shall, and hereby does indemnify, protect and hold harmless the Seller of, and from, any and all liability and all loss, damage and expense including judgments, costs and attorney’s fees by reason of injuries to or death of any person or persons, expressly including therein employees of Purchaser, its subcontractors, employees and agents, or loss of or damage to their property or that of any person, firm, association or corporation, however the same shall occur or be caused or by reason of claim of any and every character whatsoever in any manner resulting from, arising out of, or connected with any work, or undertaking, or acts or omissions of Purchaser or its employees and agents, whether such acts or omissions be claimed to be negligent or not, except that this indemnification provision shall not cover the gross negligence or intentional wrong doing of the Seller or its subcontractors, employees and agents.

13.03                     Survival.     The warranties set forth above will survive for a period of one (1) year after the conveyance of the last Commercial Unit to the Purchaser and will be for the benefit of the Seller and its successors and/or assignees. In addition to other remedies available to the Seller at any time, the Purchaser will indemnify the Seller for, and will save it harmless from, all claims for damages, suits for injunctive relief and other proceedings and attorney’s fees and costs of any kind which may be asserted or incurred at any time hereafter by reason of any allegation of occurrence which (if true) would involve a breach of any of the warranties provided above.

ARTICLE XIV

MISCELLANEOUS

14.01                     Notice.     All notices and other communications hereunder shall be in writing and be deemed duly given if personally delivered, telecopied with proof of receipt or mailed by certified mail, return receipt requested, postage prepaid;

if to Seller to:	Comstock Potomac Yard, L.C.
11465 Sunset Hills Road, Suite 510
Reston, Virginia 20190
Attn: Gregory V. Benson/Jubal R. Thompson
telecopier #(703) 760-1520

with a copy to:	Bankert & Associates, P.C.
3025 Hamaker Court, Suite 501
Fairfax, Virginia 22031
Attn: Joseph E. Bankert, Esquire
telecopier #(703) 876-4628

and if to Purchaser to:	Comstock Asset Management, L.C.
11465 Sunset Hills Road, Suite 510
Reston, Virginia 20190
Attn: Christopher D. Clemente
telecopier #(703) 760-1520

The parties hereto shall be responsible for notifying each other of any change of address.

14.02                     Survival.     The provisions hereof shall survive the execution and delivery of the deed(s) executed hereunder and shall not be merged therein.

14.03                     Assignment.     The principals to the Agreement mutually agree that with the benefits hereunder are not assignable by either party without the written consent of the other party.  Such consent may be granted or withheld at either party’s sole discretion and option without applying the standard of reasonableness.

14.04                     Construction of Agreement.

a.                                       This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  ..  Each party shall become bound by this Agreement immediately upon affixing its signature hereto independently of the signature of any other party.  Any signature or acknowledgement page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

b.                                      Titles to paragraphs and subparagraphs are for convenience only and are not intended to limit or expand the covenants and obligations expressed thereunder.

c.                                       Time shall be of the essence with regard to all terms and conditions of this Agreement.

d.                                      This Agreement contains the entire agreement among the parties hereto with respect to the Commercial Units.  No change or modification of this Agreement, or any waiver of the provisions hereof, shall be valid unless same is in writing and signed by the parties hereto.

e.                                       Waiver of performance or satisfaction of timely performance or the satisfaction of any condition, covenant, requirement, obligation or warranty by one party shall not be deemed a waiver of the performance or satisfaction of any other condition, covenant, requirement, obligation or warranty unless specifically consented to in writing.

f.                                         In the event any moratorium which has a materially adverse effect on the Commercial Units are imposed by any governmental entity, either the Purchaser or Seller shall be entitled to extend all time periods imposed in this Agreement by a period equal to the length of the moratorium, provided, that if such moratorium shall extend beyond nine (9) months either party hereto may terminate this Agreement, in which event the Deposit (or the remaining balance thereof) shall be forthwith returned to Purchaser and both parties shall be released of all further liability or obligation hereunder.

g.                                      It is the intention of the parties hereto that all questions with respect to the construction of this Agreement and the rights or liabilities of the parties hereunder shall be determined in accordance with the laws of the Commonwealth of Virginia.

h.                                      Any date specified in this Agreement which is a Saturday, Sunday or legal holiday, shall be extended to the first regular business day after such date which is not a Saturday, Sunday or legal holiday.  Any reference herein to the singular shall include the plural and vice versa and reference to the male, female or neuter gender shall include reference to all other genders.

i.                                          This Agreement represents the result of bargaining and negotiations between the parties and of a combined draftsmanship effort.  Consequently, Seller and Purchaser expressly waive and disclaim, in connection with the interpretation of this Agreement, any rule of law requiring that ambiguous or conflicting terms be construed against the party whose attorney prepared this Agreement or any earlier draft hereof.

j.                                          Nothing contained herein is intended to create, nor shall it ever be construed to make, Seller and Purchaser partners or joint venturers.

k.                                       In the event that full performance under this Agreement has not occurred within ten (10) years of the date hereof, this Agreement shall terminate and be of no further force and effect, with the Deposit being returned to Purchaser.

l.                                          Each of the exhibits attached hereto (if any) is incorporated herein by reference.  Any exhibit not available at the time this Agreement is executed and signed shall be agreed upon, initialed and attached by the parties as soon after execution as practical.  The failure to attach any exhibits shall not effect the validity of this Agreement unless the parties are in material disagreement as to the contents thereof.

14.05                     Duration and Acceptance of Offer.     Should this Agreement be ratified by one party prior to submission to the other party, Purchaser’s offer to purchase or Seller’s offer to sell, as the case may be, shall remain open for fifteen (15) days after ratification by the first party to do so.  Should the other party not ratify this Agreement within said fifteen (15) day period, the offer to purchase or sell, as the case may be, is withdrawn and this Agreement shall be null and void.

14.06                     Continuing Rights and Obligations.     Notwithstanding anything otherwise contained herein to the contrary, in the event that this Agreement terminates for any reason whatsoever after Purchaser has acquired one or more of the Commercial Units but prior to Purchaser acquiring all of the Commercial Units, then this Agreement shall be deemed to have terminated with respect to, but only with respect to, those rights and obligations of Seller and Purchaser which relate to those Commercial Units not yet acquired by Purchaser at the time of such termination.  All rights and obligations hereunder of Seller and Purchaser which relate to those Commercial Units acquired by Purchaser prior to such terminations shall remain in full force and effect.

14.07                     Validity.     If any term, covenant or condition of this Agreement or the application thereof to any party shall be invalid or unenforceable, the remaining terms, covenants and conditions or circumstances shall not be affected thereby, and each term shall be valid and enforceable to the fullest extent permitted by law.

14.08                     Litigation.     In the event any party is required to resort to litigation to enforce its rights hereunder, the parties hereto agree that any judgment awarded to the substantially prevailing party shall include all litigation expenses, including reasonable attorney’s fees and costs.  EACH PARTY HERETO WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF PURCHASER AND SELLER HEREUNDER OR THE COMMERCIAL UNITS.

14.09                     Effective Date.     The date on which this Agreement is accepted by the last party to accept and sign this Agreement shall be inserted as the effective date of this Agreement under the first paragraph hereof.

WITNESS the following signatures and seals:

[SIGNATURES FOLLOW]

SELLER:

COMSTOCK POTOMAC YARD, L.C.
a Virginia limited liability company

	by	Comstock Holding Company, Inc.
a Virginia corporation
its manager

Acknowledgement:

/s/ JAT	By:	/s/ Gregory Benson
		Name:	Gregory V. Benson
		Title:	President

PURCHASER:

COMSTOCK ASSET MANAGEMENT, L.C.
a Virginia limited liability company

Acknowledgement:

	By:	/s/ Christopher Clemente
		Name:	Christopher Clemente
		Title:	Manager

EXHIBIT A

Attached hereto as Exhibit A shall be a description of the Project.

EXHIBIT B

Attached hereto as Exhibit B shall be a description of Commercial Units #1-#5

EXHIBIT C

Attached hereto as Exhibit C- shall be a AGREEMENT FOR TEMPORARY USE AND OCCUPANCY OF COMMERCIAL UNITS.

EXHIBIT D

Attached hereto as Exhibit D shall be form of the Deposit Deed of Trust

EXHIBIT E

Attached hereto as Exhibit E shall be the general specifications for fit out of the Commercial Units as referenced in Section 5.01(b).